HART & TRINEN, L.L.P.
                               Attorneys at Law
                             1624 Washington Street
                             Denver, Colorado 80202
                             Telecopier No 839-5414
                                 (303) 839-0061

                               February 18, 1997


Julia E. Griffith
Mail Stop 7-6
Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20001

         Re:  Registration Statement on Form S-3
              CEL-SCI Corporation
              File #333-19989

Dear Ms. Griffith:

         On behalf of the above-named Registrant, we enclose Amendment No. 1 to the Registration Statement on Form S-3.

         We request that the effective date of this Registration Statement be accelerated to February 20, 1997, or a soon as practicable thereafter.

         The additional registration fee for this amendment has been sent via wire transfer.

                                  Very truly yours,
                                  HART & TRINEN, L.L.P.
                                  By   /s/ William T. Hart
                                       William T. Hart

WTH:dm
Enclosures